EXHIBIT (d)(2)

        FORM OF OPTION AGREEMENT PURSUANT TO
FINISAR CORPORATION 1989 STOCK OPTION PLAN

FINISAR CORPORATION
INCENTIVE STOCK OPTION AGREEMENT

        Finisar Corporation, a California corporation (the "Company"), has granted to                          (the "Optionee"), an option (the "Option") to purchase a total of                          shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1989 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

        1.    Nature of the Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code.

        2.    Exercise Price. The exercise price is              for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

        3.    Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

          (a)  Right to Exercise.

            (i)    Subject to subsections 3(a)(ii), (iii) and (iv) below, this Option shall be exercisable cumulatively, to the extent of 20% of the Shares subject to the Option on the first anniversary of the Vesting Start Date set forth below, and 20% of the Shares subject to the Option each anniversary of the Vesting Start Date thereafter. This Option may be exercised in whole or in part at any time, as to Shares which have not yet vested under the above vesting schedule. It is a condition to the exercise of this Option, that Optionee enter into the Restricted Stock Purchase Agreement attached hereto as Exhibit A.

            (ii)  This Option may not be exercised for a fraction of a share.

            (iii)  In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsection 3(a)(iv).

            (iv)  In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

          (b)  Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

        No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        4.    Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this

Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

        5.    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash;

          (b)  check;

          (c)  delivery of a promissory note (the "Note") of Optionee in the amount of the exercise price together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit C; the Note shall be in the form attached hereto as Exhibit D, shall contain the terms and be payable as set forth therein, shall bear interest at a rate (compounded semiannually) not less than the rate required to ensure that there will be no "unstated interest" with respect to the purchase of shares under this Option, pursuant to the applicable provisions of the Code and the regulations in effect thereunder at the time of such purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement; provided that the Optionee shall pay not less than 10% of the exercise price in cash; or

          (d)  surrender of other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised.

        6.    Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        7.    Termination of Status as an Employee. In the event of termination of Optionee's Continuous Status as an Employee, he may, but only within thirty days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

        8.    Disability of Optionee. Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        9.    Death of Optionee. In the event of the death of Optionee:

          (a)  during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six (6) months after the date of death; or

          (b)  within thirty days after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        10.  Right of First Refusal. Optionee agrees that before any of the Shares may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a)  Notice of Proposed Transfer. Optionee shall deliver to the Company a written notice (the "Notice") stating: (i) Optionee's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which Optionee proposes to transfer the Shares (the "Offered Price"), and Optionee shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b)  Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to Optionee, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c)  Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d)  Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e)  Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then Optionee may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignee shall again be offered the Right of First Refusal before any Shares held by Optionee may be sold or otherwise transferred.

          (f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Optionee's lifetime or on Optionee's death by will or intestacy to Optionee's immediate family or a trust of the benefit of Optionee's immediate family shall be exempt from the provision of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g)  Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 180 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        11.  Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        12.  Term of Option. Notwithstanding any other provision hereof, this Option may not be exercised more than ten (10) years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

        13.  Early Disposition of Stock. Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

DATE OF GRANT:

VESTING START DATE:

FINISAR CORPORATION a California corporation

By:

Title:

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

Dated:
Signature
Residence Address: